Exhibit 99.1

Quantum-Si Reports Second Quarter 2021 Financial Results

Quantum-Si Solidifies Financial Strength and Continues Systematic Commercialization Strategy

GUILFORD, Conn., August 16, 2021 – Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si” or the “Company”), a company pioneering next-generation semiconductor chip-based proteomics, today announced financial results for the quarter ended June 30, 2021 and provided a business update. John Stark, Quantum-Si’s Chief Executive Officer, and Claudia Drayton, Quantum-Si’s Chief Financial Officer, will host a call today at 4:30 pm EDT to review the Company’s results.

Recent Highlights:

•	Completed the business combination with HighCape Capital Acquisition Corp. (“HighCape”), adding over $511 million in cash to the balance sheet.
•	Successfully delivered three additional early access systems to key thought leaders in proteomics and single-molecule sequencing to support product development.
•	Entered into an agreement to develop a state-of-the-art, 25,000 square foot facility in San Diego to support production and research and development activities.
•	Increased headcount to support future growth; senior-level appointments include our Chief Financial Officer and Head of People.

“The second quarter was a pivotal one for Quantum-Si.  We completed the business combination with HighCape, securing funding for future growth and commercial expansion,” said John Stark, Quantum-Si’s Chief Executive Officer.  “We have now delivered a total of 5 systems under our early access program to key thought leaders.  We are actively partnering with these groups to conduct studies demonstrating the power of single-molecule protein sequencing.  We continue to scale our company to support future growth, adding significantly to headcount and recently entering into an agreement to develop a 25,000 square feet state-of-the-art facility in San Diego.  These developments will help drive our commercialization efforts and position Quantum-Si as a leader in the highly anticipated field of single-molecule protein sequencing.  I’m honored to lead this talented organization through the next step in our evolution.”

Second Quarter 2021 Financial Results

Operating expenses were $32.2 million in the second quarter of 2021, compared to $8.2 million in the second quarter of 2020, representing an increase of 292%.

Research and development expenses for the second quarter of 2021 were $13.1 million compared to $6.6 million in the second quarter of 2020.

Selling, general and administrative expenses for the second quarter of 2021 were $19.1 million compared to $1.6 million in the second quarter of 2020.

Net loss for the second quarter of 2021 was $35.7 million compared to a net loss of $8.2 million during the second quarter of 2020. Adjusted EBITDA was negative $14.6 million in the second quarter of 2021 compared with negative $7.5 million in the same period in 2020. Please see the reconciliation of non-GAAP Adjusted EBITDA to net loss below.

As of June 30, 2021, cash and cash equivalents were $521.9 million.

Conference Call

A conference call to review the second quarter 2021 financial results is scheduled for August 16, 2021, at 4:30 PM Eastern Time. Interested parties may access the conference call by dialing (844) 200-6205 (U.S.) or +44 208 0682-558 (International) and using access code 455685. A replay of the call will be available until August 23, 2021 using the link posted to the Events & Presentations section of Quantum-Si’s website.

About Quantum-Si Incorporated

Founded by Dr. Jonathan Rothberg in 2013, Quantum-Si is focused on revolutionizing the growing field of proteomics. The Company's suite of technologies is powered by a first-of-its-kind semiconductor chip designed to enable single-molecule next-generation protein sequencing and digitize proteomic research in order to advance drug discovery and diagnostics beyond what has been possible with DNA sequencing.

Non-GAAP Financial Measures

In addition to providing financial measurements that have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), the Company provides additional financial metrics that are not prepared in accordance with U.S. GAAP (“non-GAAP”). The non-GAAP financial measure included in this press release is Adjusted EBITDA. The Company presents non-GAAP financial measures in order to assist readers of its condensed consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. The Company’s non-GAAP financial measure, Adjusted EBITDA, provides an additional tool for investors to use in comparing its financial performance over multiple periods.

Adjusted EBITDA is a key performance measure that the Company’s management uses to assess its operating performance. This non-GAAP measure facilitates internal comparisons of the Company’s operating performance on a more consistent basis. The Company uses this performance measure for business planning purposes and forecasting. The Company believes that Adjusted EBITDA enhances an investor’s understanding of the Company’s financial performance as it is useful in assessing its operating performance from period-to-period by excluding certain items that the Company believes are not representative of its core business.

Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted EBITDA is not prepared in accordance with U.S. GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. When evaluating the Company’s performance, you should consider Adjusted EBITDA alongside other financial performance measures prepared in accordance with U.S. GAAP, including net loss.

The non-GAAP financial measure does not replace the presentation of the Company’s U.S. GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with U.S. GAAP. In this press release, the Company has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable U.S. GAAP financial measure. A reconciliation of Adjusted EBITDA to corresponding U.S. GAAP measures is not available on a forward-looking basis because the Company is unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in its working capital needs, the impact of earnings or charges resulting from matters the Company considers not to be reflective, on a recurring basis, of its ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP. Management strongly encourages investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations with respect to future performance and development of products and services. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company's business; the inability to maintain the listing of the Company's shares of Class A common stock on The Nasdaq Stock Market LLC; the ability to recognize the anticipated benefits of the recently completed business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company's product development activities; the potential attributes and benefits of the Company's products and services; the Company's ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company's ability to identify, in-license or acquire additional technology; the Company's ability to maintain its existing lease, license, manufacture and supply agreements; the Company's ability to compete with other companies currently marketing or engaged in the development of products and services that the Company is developing; the size and growth potential of the markets for the Company's future products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company's products and services following anticipated commercial launch; the Company's estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company's financial performance; and other risks and uncertainties indicated from time to time in the Company's filings with the U.S. Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
 (in thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$13,114	$6,595	$21,086	$14,519
General and administrative	17,805	1,306	21,222	3,526
Sales and marketing	1,245	300	1,635	559
Total operating expenses	32,164	8,201	43,943	18,604
Loss from operations	(32,164)	(8,201)	(43,943)	(18,604)
Interest income	2	7	2	93
Interest expense	(5)	(1)	(5)	(1)
Change in fair value of warrant liabilities	(3,533)	-	(3,533)	-
Other income (expense), net	3	(2)	3	1
Loss before provision for income taxes	(35,697)	(8,197)	(47,476)	(18,511)
Provision for income taxes	-	-	-	-
Net loss and comprehensive loss	$(35,697)	$(8,197)	$(47,476)	$(18,511)
Net loss per common share attributable to common stockholders, basic and diluted	$(3.05)	$(1.53)	$(5.50)	$(3.46)
Weighted-average shares used to compute net loss per share attibutable to common stockholders, basic and diluted	11,696,084	5,351,199	8,629,355	5,345,854

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
 (in thousands, except share and per share amounts)
(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$521,936	$36,910
Prepaid expenses and other current assets	2,007	716
Due from related parties	150	232
Total current assets	524,093	37,858
Property and equipment, net	2,857	1,996
Other assets - related party	-	738
Total assets	$526,950	$40,592
Liabilities, convertible preferred stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$3,032	$1,301
Due to related parties	886	28
Accrued expenses and other current liabilities	3,946	1,425
Total current liabilities	7,864	2,754
Long-term liabilities:
Warrant liabilities	15,150	-
Notes payable	-	1,749
Total liabilities	23,014	4,503
Commitments and contingencies
Convertible preferred stock
Convertible preferred stock (Series A, B, C, D, and E) $0.0001 par value with an aggregate liquidation preference of $0 and $216 as of June 30, 2021 and December 31, 2020, respectively; 0 and 92,078,549 shares authorized as of June 30, 2021 and December 31, 2020, respectively; 0 and 90,789,268 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	-	195,814
Stockholders' equity (deficit)
Class A Common stock, $0.0001 par value; 600,000,000 and 90,000,000 shares authorized as of June 30, 2021 and December 31, 2020, respectively; 116,463,160 and 5,378,287 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	12	1
Class B Common stock, $0.0001 par value; 27,000,000 and 0 shares authorized as of June 30, 2021 and December 31, 2020, respectively; 19,937,500 and 0 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	2	-
Additional paid-in capital	723,641	12,517
Accumulated deficit	(219,719)	(172,243)
Total stockholders' equity (deficit)	503,936	(159,725)
Total Liabilities, convertible preferred stock and stockholders' equity (deficit)	$526,950	$40,592

QUANTUM-SI INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)

Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(35,697)	$(8,197)	$(47,476)	$(18,511)
Interest income	(2)	(7)	(2)	(93)
Interest expense	5	1	5	1
Change in fair value of warrant liabilities	3,533	-	3,533	-
Other (income) expense, net	(3)	2	(3)	(1)
Stock-based compensation expense	9,987	466	10,444	1,108
Depreciation and amortization	235	225	448	454
Transaction related costs	7,383	-	7,383	-
Adjusted EBITDA	$(14,559)	$(7,510)	$(25,668)	$(17,042)

Contacts:

Investors
Mike Cavanaugh
(617) 877-9641
ir@quantum-si.com

Media
Cammy Duong
(203) 682-8380
QSI-PR@westwicke.com